UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): June 28, 2006

                             THOMAS EQUIPMENT, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


          Delaware                     001-32831                  58-3565680
----------------------------          -----------            -------------------
(State or other jurisdiction          Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

       1818 North Farwell Avenue, Milwaukee,                       WI 53202
     ----------------------------------------                     ----------
     (Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (312) 224-8812

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER INFORMATION

Strategic Decision to suspend and liquidate operations in Busan, South Korea.


      As part of Thomas Equipment, Inc's. (the "Company"), previously announced restructuring and operational review, subject to a schedule established June 23, 2006 with Company's management in Busan, South Korea, on June 27, 2006, James E. Patty, Chief Executive Officer arrived at the Company's plant and offices in Busan, South Korea. Upon his arrival, Mr. Patty was advised by the office manager that Mr. Lim Chul Jin, President, Thomas Equipment Asia, Inc. and all workers quit as a sign of solidarity and support for the recently terminated President of the Company, Clifford Rhee. Including the office manager, four former employees of the Company were on the premises upon Mr. Patty's arrival. Further, Mr. Patty was advised that if certain undefined conditions were met, all the workers would immediately return to work.

      On June 28, 2006, David M. Marks, Chairman of the Company, received a facsimile of a letter dated June 26, 2006 from Mr. Lim Chul Jin, President, Thomas Equipment Asia, Inc. terminating his employment with the Company and its subsidiaries.


      On July 3, 2006, Mr. Patty, Chief Executive Officer, recommended to the Company's Board of Directors the termination of all of Company's operations in Busan, South Korea, as more particularly described as follows:

      1. In an orderly fashion, the Company sell its finished goods located in Busan, South Korea.
      2. The Company relocates certain of its other intellectual and capital assets to its plant in Centreville, NB, Canada.
      3. The Company or its agent proceed to sell its land and improvements in Busan, South Korea and apply the proceeds, net of any financial costs and charges from the closure, to reduction of its senior debt with Laurus Master Funds, Ltd ("Laurus"). In connection with its recent financing with Laurus, the Company perfected Laurus' security interest in all of its assets in South Korea.

      Over the last four days Mr. Rhee, has advised the Company that the workers would return to its plant in Busan, South Korea if certain demands of Mr. Lim Chul Jin were met. The Company's senior management declined to have any such discussions or negotiations with Mr. Lim Chul Jin regarding the resumption of operations in Busan, South Korea given their recommendation to close that manufacturing facility.

      These recommendations reflect the strategic view of Mr. Patty and his senior management team on the steps necessary to restructure and make the Company successful and these recommendations had nothing to due with the actions of Mr. Lim Chul Jin or Company's former workers in Busan South, Korea.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THOMAS EQUIPMENT, INC.


Date: July 3, 2006                        /s/ JAMES E. PATTY
                                          ---------------------------
                                              James E. Patty,
                                              Chief Executive Officer



                                       3